Exhibit 10.28

CONSULTING AGREEMENT

This consulting agreement (“Agreement”) is effective as of December 20, 2010 (the “Effective Date”) by and between Bay Peak 1 Opportunity Corp., a Nevada corporation, (the “Company”) and bayPeak, llc (the “Consultant”).

R E C I T A L S

WHEREAS, the Consultant has certain experience, skills, and knowledge with respect to business development activities;

WHEREAS, the Company desires to retain a consultant with such experience, skills, and knowledge.

NOW THEREFORE, IT IS AGREED as follows:

1.          Consultancy. The Company hereby retains the Consultant, commencing on the Effective Date of this Agreement and continuing until terminated in accordance with Section 10.

2.          Services. The Consultant shall provide personal consultation services (the “Services”) to the Company with respect to the Company’s business development activities. All services to be provided by the Consultant under this Agreement shall be initiated on behalf of the Company by Cory Roberts or other officer of the Company.

3.          Employment of Assistants. The Consultant may, at the Consultant’s own expense, employ such assistants as the Consultant deems necessary to perform the Services required of the Consultant by this Agreement and in conformity with the terms of this Agreement. The Consultant assumes full and sole responsibility for the payment of all compensation and expenses of these assistants and for all state and federal income tax, unemployment insurance, Social Security, disability insurance, and other applicable withholdings.

4.          Compensation. The Company agrees to pay to the Consultant for the Consultant’s services under this Agreement:

(a)          the Consultant’s standard rates for time expended; and

(b)          reasonable out-of-pocket expenses, including for travel and third party services.

5.          Time and Place of Providing Services. As long as the Consultant delivers acceptable services to the Company in a timely fashion, the Consultant shall generally have the discretion to determine the time of rendering services.

6.          Invoices. The Consultant shall periodically provide the Company with invoices detailing the Consultant’s foes and expenses related to the Services provided hereunder. The Company agrees to pay back such invoices within a reasonable amount of time after receipt.

7.          Equipment, Documentation, and Specifications. The Consultant shall supply all equipment and instruments required to perform the Services under this Agreement, except when such equipment or supplies are unique to the Company in which case the Company shall provide the Consultant with such equipment, instruments, documentation, and specifications as may reasonably be required by the Consultant for performance of duties under this Agreement. Such equipment, instruments, documentation, and specifications shall at all times remain the property of the Company. Upon termination of this Agreement, the Consultant agrees to promptly deliver to the Company all such equipment, documentation, and specifications, as well as all records, manuals, books, blank forms, letters, notes, notebooks, reports, data, schematics, drawings, designs, or copies of the foregoing, and all other trade secrets, property, and confidential information of the Company.

8.          Nondisclosure. The Consultant shall protect and guard the Company’s confidential information. The Consultant agrees that all confidential information of the Company will remain the sole property of the Company. Further, the Consultant recognizes that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. The Consultant agrees that, during the term of this Agreement and thereafter, Consultant owes the Company and such third parties a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm, or corporation or to use it except as necessary in carrying out the Services for the Company consistent with the Company’s agreement with such third party.

9.          Limitation of Liability. In no event shall the Consultant be liable for any direct, indirect, incidental, special, or consequential damages arising out of or in connection with the Services provided under this Agreement.

10.          Term/Termination. This Agreement shall remain in full force and effect until terminated upon the mutual agreement by the parties.

11.          Assignment. This Agreement may not be assigned by either party without the prior approval in writing by the other party.

12.          Severability. If any provision of this Agreement shall be held to be invalid, illegal, or unenforceable, the validity, legality, or enforceability of the remaining provisions shall not be in any way affected or impaired thereby.

13.          Entire Agreement. This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all prior and contemporaneous negotiations, correspondence, understandings, and agreements of the parties, except as otherwise provided herein, relating to the subject matter hereof. It may be amended only by an agreement in writing, signed by the parties.

[Signature Page Follows]

SIGNED BY:

Date: December 20, 2010	Date: ___________________________________

BayPeak 1 Opportunity Corp.	bayPeak, llc

/s/ Christopher Jensen	_______________________________________
By: Christopher Jensen, Secretary	By: Cory Roberts, Manager

[Signature Page to Consulting Agreement]

SIGNED BY:

Date: ___________________________________	Date: December 20, 2010

BayPeak 1 Opportunity Corp.	bayPeak, llc

___________________________________	/s/ Cory Roberts
By: Christopher Jensen, Secretary	By: Cory Roberts, Manager

[Signature Page to Consulting Agreement]